UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2014

Corinthian Colleges, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 427-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On June 22, 2014, Corinthian Colleges, Inc. (the “Company,” “Corinthian,” “we,” “us” or other similar terms) and the U.S. Department of Education (“ED”) mutually agreed upon a memorandum of understanding (the “Memorandum”) providing for the immediate release of certain Title IV funds and establishing the framework for a transition plan that is intended to result in the sale of certain of the Company’s schools and the teach-out of certain other schools, together with oversight of the Company’s ongoing operations (the “Plan”).  The Memorandum follows extensive discussions between the parties since the letter the Company received from ED on June 12, 2014, which the Company previously disclosed in a Current Report on Form 8-K filed by Corinthian with the Securities and Exchange Commission on June 19, 2014 (the “June 19 8-K”).  Corinthian and ED intend to enter into an operating agreement (the “Operating Agreement”) to implement the Plan by July 1, 2014.

The Memorandum sets forth an agreed set of principles upon which the Operating Agreement and the Plan will be based, including, among others, the mutual commitment to seek to ensure that students enrolled in the Company’s schools will be able to complete their education without material interruption, change or additional cost; there will be minimal personal and financial disruption for faculty and staff; and the Plan will consider the value of the Company’s schools for students, employees, and taxpayers, and respect the interests of the government and the Company’s federal and state law obligations (including fiduciary duties) and contractual obligations.

The Memorandum provides that while Corinthian will remain on HCM1 status (as described in the June 19 8-K), ED will allow Corinthian to draw down $16 million of Title IV student funds to fund its ordinary course obligations (excluding debt repayment) immediately upon submission of student rosters and related data.  The Department’s current HCM1 disbursement method for Corinthian and the attendant 21-day disbursement delay will remain in effect unless further modified by the Department based upon continuing review of the Corinthian institutions or upon the signing of the Operating Agreement.

The Plan will provide for Corinthian to sell certain of its schools (the “Sales Schools”) to new owners and to teach out certain of its remaining schools (the “Teach-out Schools”).  Corinthian will be responsible for determining which schools will be Sales Schools or Teach-out Schools.  Promptly following execution of the Operating Agreement, Corinthian will begin a sales process for the Sales Schools with the intent to execute definitive sales agreements with one or more third parties within approximately six months.   Corinthian will discontinue enrollments of new students in the schools identified as Teach-out Schools and will also provide prompt notice to all students attending the Teach-out Schools of the intent to teach out those schools.  Corinthian will also identify and appoint an independent third party compliance and business monitor acceptable to ED, who will have full and complete access to Corinthian personnel and budgets, including financial forecasts, results of operations and cash receipts and disbursements (including, without limitation, disbursements of the $16 million) and any and all documents Corinthian is providing to potential buyers, accreditors and the Department.  The Monitor will regularly provide documents and report to the Department on Corinthian’s progress in fulfilling the terms of the Operating Agreement.  Corinthian will coordinate with state licensing and accreditation agencies in the course of implementation of the Plan.  Corinthian has further committed to provide in a timely manner the outstanding data requested by ED in its June 12 letter, as described in the company’s Form 8-K filing of June 19th.

During the Company’s discussions with ED regarding the release of the $16 million and the negotiation of the Memorandum, ED indicated that, in connection with its ongoing review of the Company and its schools, it is contemplating denial of recertification or removal of certification of institutional Title IV eligibility with respect to certain of the Company’s schools, which, depending on the schools, could have a material adverse effect on the Company.

The foregoing summary of the Memorandum is a summary only and is qualified in its entirety by reference to the Memorandum, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Although Corinthian believes the Memorandum is a positive step for ED, Corinthian and all of its stakeholders, the Company will still need to obtain additional sources of liquidity to fund its operations. During negotiations over the final Operating Agreement between now and July 1, 2014, Corinthian hopes to work cooperatively with ED to find mutually agreeable modifications to the 21-day delay imposed by ED in connection with HCM1 that will permit Corinthian to receive regular disbursements of Title IV funds to fund its operations.  Additionally, Corinthian may continue to seek additional sources of liquidity through new financings, additional cost reductions, accelerated asset sales or some combination thereof. There can be no assurance that ED will modify the 21-day delay as a result of the Operating Agreement, or that Corinthian will be able to obtain any such additional needed liquidity on a timely basis, on terms acceptable to it, or at all.

Item 2.05              Costs Associated with Exit or Disposal Activities.

(a)  On June 22, 2014, the Company’s board of directors approved the Memorandum described in Item 1.01 of this Current Report on Form 8-K pursuant to which the Company expects to incur material cash and non-cash charges in connection with its implementation of the Plan in accordance with the Operating Agreement expected to be negotiated between now and July 1, 2014.  The disclosure in Item 1.01 is incorporated herein by reference into this Item 2.05.

(b)-(d)  The Company is unable in good faith to determine the type of costs it will incur in connection with the Plan or to estimate the total amount or range of amounts expected to be incurred in connection with the Plan and for each major type of cost associated with the Plan.  The Company will file an amended report on Form 8-K under this Item 2.05 within four business days after it makes a determination of such costs and an estimate or range of estimates for such costs.

Item 7.01              Regulation FD Disclosure.

On June 23, 2014, the Company issued the press release furnished herewith as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits

(d)                                 Exhibits.

10.1                        Memorandum of Understanding between Corinthian Colleges, Inc. and the U.S. Department of Education.

99.1                        Press Release dated June 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORINTHIAN COLLEGES, INC.

June 23, 2014	/s/ Stan A. Mortensen
Stan A. Mortensen
Executive Vice President and
General Counsel